EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION


Name:  Maple Leaf Capital I, L.L.C.
Address:  c/o Andreeff Equity Advisors, L.L.C., 450 Laurel Street Suite 2105,
Baton Rouge, LA   70801
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  April 30, 2008

Signature:  /s/ Dane Andreeff
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       By:  Dane Andreeff, Managing Member